Exhibit 99.1

SKYX Reports Fiscal Year 2022 Financial Results

SKYX Signed Acquisition Agreement of a Lighting and Home Décor eCommerce Company with 64 Websites and $86 Million in Revenues that Positions SKYX’s Plug & Play and Smart Products for Widescale Adoption in Both Professional and Retail Segments, Concurrent with its Continuing Safety Code Standardization Process

MIAMI, FL – March 31, 2023- SKYX Platforms Corp. (NASDAQ:SKYX) (d/b/a “Sky Technologies”) (“SKYX,” “we,” or the “Company”), a highly disruptive platform technology company with over 60 issued and pending patents globally with a mission to make homes and buildings become safe and smart as the new standard, today provided a corporate update in conjunction with the filing of its Annual Report on Form 10-K for the year ended December 31, 2022.

Fourth Quarter 2022 and Subsequent Operational Highlights:

●	Signed a strategic acquisition agreement to acquire Belami, a profitable lighting and home décor eCommerce conglomerate with $86 million in revenues and 64 websites, that is expected to enhance the Company’s cash flow and serve as a marketing education platform, as well as accelerate SKYX’s products’ time to market and distribution to both professional and retail segments. The transaction is mostly funded through stock/equity payments while the cash portion for the closing was fully funded by two major SKYX leading investors.
●	The Company is planning to announce an investor call upon the closing of the e-commerce acquisition that is expected to occur in April and will discuss the Form 10-K as well as the significant implications of the 64 lighting and décor websites on the Company’s go-to-market strategy.
●	SKYX was approved by the American Institute of Architects (AIA) for inclusion in its mandatory annual Continuing Education Systems course for its 96,000+ member architects.
●	SKYX’s Smart plug & play for ceilings products won a total of five prestigious awards during the Consumer Electronic Show – CES 2023 from leading technology publications, including the CES Smart Home Innovation Award.
●	As part of the standardization process of SKYX’s ceiling outlet/receptacle specifications, received an approval vote by ANSI / NEMA (American National Standards Institute and National Electrical Manufacturers Association). Additionally, our ceiling receptacle was voted and approved by the National Electrical Code (NEC) for the generic name WSCR (Weight-Supporting Ceiling Receptacle).
●	Cash, cash equivalents, restricted cash, and investments available for sale totaled $16.8 million as of December 31, 2022, as compared with $10.4 million as of December 31, 2021.
●	Cash used in operations during 2022 amounted to $13.8 million, as compared to $4.6 million in the prior year.
●	Net cash operating loss of $13 million for 2022, in addition to $14 million of non-cash shares- and options-based payment, resulted in a $27.0 million net loss, as compared to $5.7 million in the prior year. The $14.0 million of non-cash shares- and options-based payments compared to $1.5 million included in the net loss figure for the prior year.

The full text of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, will be filed with the SEC.

Management Commentary

●	During the past couple of quarters, SKYX has reached several major achievements, including signing the acquisition of the 64 lighting websites with $86 million in revenues that, in addition to the acceleration of marketing, distribution and sales to both professional and retail segments, is expected to provide additional cash flow to the Company, which, when combined with our existing cash, should be sufficient for at least 18 months of operations. Additionally, as part of our standardization process, we have achieved historic vote approvals for the specifications of our game-changing ceiling receptacle by ANSI / NEMA as well as by NEC and by the American Institute of Architects (AIA) to become part of its mandatory annual Continuing Education Systems course for its 96,000+ member architects. Furthermore, the Company’s generation-1 smart ceiling plug & play product has won five awards at the CES 2023 (Consumer Electronic Show).

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe advanced and smart as the standard.

SKYX Platforms Corp. (NASDAQ:SKYX) has a series of highly disruptive advanced-safe-smart platform technologies, with over 60 U.S. and global patents and patent pending applications. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://SKYXPlatforms.com or follow us on LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include risks arising from the Belami Stock Purchase Agreement (the “Stock Purchase Agreement”) and the Belami Acquisition (the “Acquisition”), including the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the Stock Purchase Agreement or the Acquisition, outcome of any litigation that the Company or Belami may become subject to relating to the Acquisition, the extent of, and the time necessary to obtain, any regulatory approvals required for the Acquisition, risks of disruption to the Company’s business as a result of the public announcement of the Acquisition, the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement, an inability to complete the Acquisition in the anticipated timeline or at all, including due to a failure of any condition to the closing of the Acquisition to be satisfied or waived by the applicable party, the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement, a decline in the market price for the Company’s common stock if the Acquisition is not completed, risks that the Acquisition disrupts current plans and operations of the Company or Belami and potential difficulties in Company or Belami employee retention as a result of the Acquisition, and the ability to implement business plans, forecasts and other expectations after the completion of the Acquisition, realize the intended benefits of the Acquisition, including the anticipated cash flow enhancement and acceleration of SKYX’s products’ time to market and distribution to both professional and retail segments, and identify and realize additional opportunities following the Acquisition. Forward-looking statements also include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its smart products and technologies, including commencement of presales, the Company’s efforts and ability to drive the adoption of Sky’s Smart Platforms into multi-family residential buildings and communities and adoption by hotels, builders and architects, ability to capture market share, ability to execute on any sales and licensing opportunities, ability to achieve code mandatory status for the SkyPlug, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. In particular, the American National Standards Institute’s (ANSI) and the National Electrical Manufacturers Association’s (NEMA) vote for the standardization of the Company’s weight-bearing plug and outlet/receptacle for ceilings does not guarantee approval by the National Fire Protection Association’s (NFPA) Committee on the NEC (which consists of multiple code-making panels and a technical correlating committee that develops the NEC) or any other trade or regulatory organization and does not guarantee that any of the Company’s products will become NEC-code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all. The financial information included in this press release is based upon available information that is preliminary in nature, as well as certain assumptions and estimates that the Company believes are reasonable. The financial information regarding Belami is unaudited, including the revenue numbers for 2022, and the audited financials may differ from these preliminary numbers in material respects. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Media Relations Contacts:

Britney Ouzts/Barbara Goldberg

O’Connell & Goldberg, Inc.

(754) 204-7074 / (954) 294-4677

bouzts@oandgpr.com / bgoldberg@oandgpr.com

Investor Relations Contact:

Lucas A. Zimmerman

MZ North America

(949) 259-4987

SKYX@mzgroup.us

SKYX Platforms Corp.

Consolidated Balance Sheets (Audited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,720,543	$10,426,249
Investments, available-for-sale	7,373,956	—
Inventory	1,923,540	918,651
Prepaid expenses and other assets	311,618	41,018
Total current assets	16,329,657	11,385,918

Long-term assets:
Furniture and equipment, net	215,998	25,710
Restricted cash	2,741,054	—
Right of use assets	23,045,293	—
Intangibles, definite life	662,802	540,033
Other assets	182,306	2,174
Total long-term assets	26,847,453	567,917

Total Assets	$43,177,110	$11,953,835

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$1,949,823	$1,029,336
Notes payable, current	405,931	404,648
Operating lease liabilities, current	1,130,624	—
Royalty obligations, current	2,638,000	1,200,000
Convertible notes, current	1,300,000	—
Total current liabilities	7,424,378	2,633,984

Long term liabilities:
Notes payable	4,867,004	5,492,572
Operating lease liabilities	22,758,496	—
Convertible notes	—	1,300,000
Royalty obligations	—	2,638,000
Total long-term liabilities	27,625,500	9,430,572

Total liabilities	35,049,878	12,064,556

Commitments and Contingent Liabilities:	—
Redeemable preferred stock - subject to redemption: $0 par value; 20,000,000 shares authorized; 880,400 and 13,256,936 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	220,099	3,314,233

Stockholders’ Equity (Deficit):
Common stock and additional paid-in capital: $0 par value, 500,000,000 shares authorized; 82,907,541 and 66,295,288 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	114,039,639	70,880,386
Accumulated deficit	(106,070,359)	(74,269,898)
Accumulated other comprehensive loss	(62,147)	—
Total stockholders’ equity (deficit)	7,907,133	(3,389,512)
Non-controlling interest	—	(35,442)
Total equity (deficit)	7,907,133	(3,424,954)

Total Liabilities and Stockholders’ Equity (Deficit)	$43,177,110	$11,953,835

Consolidated Statements of Operations and Comprehensive Loss

(Audited)

	Year ended December 31,
	2022	2021
Revenue	$32,022	$43,109
Cost of revenues	(18,913)	(88,461)
Gross profit (loss)	13,109	(45,352)
Selling, general and administrative expenses- related party	248,215	—
Selling, general and administrative expenses	26,390,076	5,142,731
Loss from operations	(26,625,182)	(5,188,083)
Other income / (expense)
Interest expense, net	(589,009)	(560,382)
Other income - loan forgiveness	178,250	—
Other income	—	18,051
Total other expense, net	(410,759)	(542,331)

Net loss	(27,035,941)	(5,730,414)
Common stock issued pursuant to antidilutive provisions	4,691,022	—
Non-controlling interest	35,442	—
Preferred dividends	38,055	129,456
Net loss attributed to common stockholders	$(31,800,460)	$(5,859,870)

Other comprehensive loss:
Unrealized loss on debt securities	(62,147)	—
Net comprehensive loss attributed to common stockholders	$(31,862,607)	$(5,859,870)

Net loss per share - basic and diluted	$(0.40)	$(0.09)

Weighted average number of common shares outstanding – basic and diluted	79,492,181	64,943,703

SKYX Platforms Corp.

Consolidated Statements of Cash Flows

(Audited)

	For the year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(27,035,941)	$(5,730,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	883,231	84,287
Gain on forgiveness of debt	(178,250)	(10,000)
Share-based payments	13,959,796	1,463,033
Change in operating assets and liabilities:
Inventory	(1,004,889)	—
Prepaid expenses and other assets	(270,600)	(39,474)
Operating lease liabilities	(109,895)	—
Accretion operating lease liabilities	377,748	—
Other assets	(180,132)	—
Royalty obligation	(1,200,000)	(500,000)
Accounts payable and accrued expenses	920,487	104,813
Net cash used in operating activities	(13,838,445)	(4,627,755)

Cash flows from investing activities:
Investments, available-for-sale	(7,436,103)	—
Purchase of property and equipment	(312,689)	—
Payment of patent costs	(307,625)	(179,203)
Net cash used in investing activities	(8,056,417)	(179,203)

Cash flows from financing activities:
Proceeds from common stock issuance	23,100,000	13,039,396
Placement cost	(2,548,000)	—
Proceeds from exercise of options and warrants	862,301	130,000
Proceeds from SBA - PPP notes payable	—	178,235
Proceeds from issuance of convertible notes	—	50,000
Dividends paid	(38,055)	(129,456)
Principal repayments of notes payable	(446,035)	(343,839)
Net cash provided by financing activities	20,930,211	12,924,336

Change in cash and cash equivalents, and restricted cash	(964,651)	8,117,378
Cash and cash equivalents at beginning of year	10,426,249	2,308,871
Cash and cash equivalents and restricted cash at end of year	$9,461,598	$10,426,249

Supplementary disclosure of non-cash financing activities:
Preferred stock conversion to common	$3,094,134	$50,000
Common stock issued pursuant to antidilutive provisions	4,691,022	—
Right-of-use assets and operating lease liabilities	23,621,267	—

Cash paid during the year for:
Interest	$303,957	$425,323
Taxes	—	—